EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Appoints Brent Reuter to Board of Directors

VANCOUVER, B.C., CANADA (October 21, 2019) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”) a multi-state operator is pleased to announce that Brent Reuter has been appointed to the Board of Directors as Australis Capital Inc.’s nominee on the Board of Directors and replaces Scott Dowty who has resigned from the Board or Directors.

Mr. Reuter is the senior vice-president of investor relations and strategy for Australis Capital Inc. and has a long track record of experience driving new revenue growth and managing businesses in the banking and investment sectors. Mr. Reuter has held positions as principal investor relations for Onex Corp., a private equity firm, vice-president of asset management for Canadian Imperial Bank of Commerce and as managing director at Royal Bank of Canada with roles in Hong Kong and New York. In these roles, he built high-value client and strategic partnerships, recruited and developed sales teams, and implemented and executed high-impact revenue coverage models.

“I’m excited to have Brent bring his significant banking and capital markets experience to our board as we continue to expand our operations,” stated Michael Mills, President and interim Chief Executive Officer of BaM.

“I’m thrilled to join the Body and Mind board of directors at this pivotal time in the US Cannabis space,” said Mr. Reuter. “The opportunity in the industry is compelling and I look forward to working with a group with a strong track record and recognized lifestyle brand.”

“On behalf of the directors, officers and shareholders of Body and Mind, I would like to extend our appreciation to Mr. Dowty for his numerous contributions to grow the Company, “stated Mr. Mills. “Scott and the team at Australis have helped accelerate the Body and Mind growth strategy to expand the footprint of the organization and we look forward to their continued support as the Company executes on its multiple fully funded facility construction projects.”

About Body and Mind Inc

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM

Twitter : @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President

Tel: 800-361-6312

ir@bamcannabis.com

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Tel: 212-896-1254

valter@kcsa.com

Media Contact:

KCSA Strategic Communications

Annie Graf, Account Director

Tel: 786-390-2644

agraf@kcsa.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.